QuickLinks -- Click here to rapidly navigate through this document

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
EXCHANGE ACT RULE 13a-14(a)

I, John R. Ambroseo, certify that:

1.
I have reviewed this Annual Report on Form 10-K/A of Coherent, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 26, 2009	By:	/s/ JOHN R. AMBROSEO John R. Ambroseo President and Chief Executive Officer

QuickLinks

  Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a)